UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2011

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

S45 W29290 Hwy. 59
Waukesha, Wisconsin	53187
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 3, 2011, Magnum Power Products, LLC, a Wisconsin limited liability company (“MPP”) and a newly-created indirect wholly owned subsidiary of Generac Holdings Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), by and among Magnum Products, LLC, a Wisconsin limited liability company (“Magnum”), CH&E Pumps Acquisition, LLC, a Wisconsin limited liability company (“CH&E”), Magnum Products International, Inc., a Delaware corporation (“MP International”), Magnum Products Canada, Inc., a Wisconsin corporation (“MP Canada”), Magnum Products Services, LLC, a Wisconsin limited liability company (“MP Services”), Joseph Properties, LLC, a Wisconsin limited liability company (“Joseph Properties” and, together with Magnum, CH&E, MP International, MP Canada, and MP Services, the “Sellers”), the direct and indirect equityholders of the Sellers (the “Equityholders”) and Thomas Joseph, as Sellers’ Representative. The Acquisition closed on October 3, 2011 (the “Closing Date”).

Pursuant to the Purchase Agreement, on the Closing Date, MPP acquired substantially all of the assets and assumed certain specified liabilities of the Sellers in exchange for (i) $80 million in cash, subject to a customary post-closing working capital adjustment, and (ii) an opportunity for the Sellers to earn additional contingent payments based upon the level of post-closing sales of certain products in development by Sellers as of the Closing Date, in each case upon the terms and subject to the conditions contained in the Purchase Agreement (the “Acquisition”).  The Company funded the cash portion of the purchase price with cash on hand.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of the parties as set forth therein.  Sellers and the principal Equityholders of Sellers have agreed to certain customary noncompetition, nonsolicitation and non-disparagement covenants for a period of five years after the Closing Date.

Item 7.01	Regulation FD Disclosure.

On October 3, 2011, the Company issued a press release regarding the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Acquisition, the Company is holding a public conference call and webcast at 8:30 a.m. Eastern Time on October 4, 2011, during which the Company will provide a presentation regarding the Acquisition.  A copy of the presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Generac Holdings Inc. issued October 3, 2011

99.2	Presentation of Generac Holdings Inc. dated October 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 3, 2011	GENERAC HOLDINGS INC.

/s/ York A. Ragen
By: York A. Ragen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Generac Holdings Inc. issued October 3, 2011

99.2	Presentation of Generac Holdings Inc. dated October 4, 2011